As filed with the Securities and Exchange Commission on January 4, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
WCA WASTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-0829917
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

One Riverway, Suite 1400
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)
Second Amended and Restated
2004 WCA Waste Corporation Incentive Plan
(Full title of the plan)
J. Edward Menger
WCA Waste Corporation
One Riverway, Suite 1400
Houston, Texas 77056
(Name and address of agent for service)
(713) 292-2400
(Telephone number, including area code, of agent for service)

Copies to:
Jeff C. Dodd
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price	aggregate offering	registration
to be registered	registered	per share	price	fee
Common Stock, par value $0.01 per share	750,000 shares (1) (2)	$8.12 (1)	$6,090,000	$652 (3)

(1)	Represents an additional 750,000 shares of common stock reserved for issuance under the Second Amended and Restated 2004 WCA Waste Corporation Incentive Plan. The registration fee for such shares was calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock on January 3, 2007 as reported on The Nasdaq Global Market.

(2)	Pursuant to Rule 416(a) under the Securities Act, there is also being registered such additional number of shares of Common Stock that become available under the plan because of events such as recapitalizations, stock dividends, stock splits or similar transactions effected without the receipt of consideration that increases the number of outstanding shares of common stock.

(3)	Amount paid to register 750,000 additional shares of common stock that were not registered on WCA Waste Corporation’s registration statement on Form S-8 filed on February 14, 2006 (File No. 333-131875)

PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Opinion of Andrews Kurth LLP
Consent of KPMG LLP

EXPLANATORY NOTE
     WCA Waste Corporation (the “Company”) files this Registration Statement on Form S-8 to amend its registration statement on Form S-8 filed on February 14, 2006 (File No. 333-131875) (the “Initial Registration Statement”). The Initial Registration Statement is being amended to (1) reflect the change of the name of the Amended and Restated 2004 WCA Waste Corporation Incentive Plan to the Second Amended and Restated 2004 WCA Waste Corporation Incentive Plan (the “Plan”) and (2) register an additional 750,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), to be issued in the future under the Plan, each of which became effective in connection with the approval by the Company’s stockholders of the amendment and restatement of the plan on September 15, 2006. The registration of an additional 750,000 shares of Common Stock pursuant to this registration statement will increase the number of shares of Common Stock registered for issuance under the Plan to 2,250,000. As permitted by General Instruction E to Form S-8, this registration statement incorporates by reference the contents of the Initial Registration Statement, including the reoffer prospectus included therein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit
Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of WCA Waste Corporation (incorporated by reference to Exhibit 3.1 to WCA Waste Corporation’s current report on Form 8-K (File No. 0-50808) filed on December 22, 2005).

4.2	Amended and Restated Bylaws of WCA Waste Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 6 to WCA Waste Corporation’s registration statement on Form S-1 (File No. 333-113416) filed on June 21, 2004).

4.3	Second Amended and Restated 2004 WCA Waste Corporation Incentive Plan (incorporated by reference to Exhibit 10.1 to WCA Waste Corporation’s current report on Form 8-K (File No. 0-50808) filed on September 15, 2006).

4.4	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to WCA Waste Corporation’s registration statement on Form S-1 (File No. 333-113416) filed on May 14, 2004).

4.5	Form of Stock Option Agreement under the Second Amended and Restated 2004 WCA Waste Corporation Incentive Plan (incorporated by reference to Exhibit 10.4 to WCA Waste Corporation’s Form 10-Q (File No. 0-50808) filed with the SEC on November 10, 2004).

4.6	Form of Executive Officer Restricted Stock Grant under the Second Amended and Restated 2004 WCA Waste Corporation Incentive Plan (incorporated by reference to Exhibit 10.15 to WCA Waste Corporation’s annual report on Form 10-K (File No. 0- 50808) filed on March 24, 2005).

4.7	Form of Non-Employee Director Restricted Stock Grant under the Second Amended and Restated 2004 WCA Waste Corporation Incentive Plan (incorporated by reference to Exhibit 10.21 to WCA Waste Corporation’s annual report on Form 10-K (File No. 0- 50808) filed on March 24, 2005).

4.8	Indenture, dated as of July 5, 2006, by and among WCA Waste Corporation, the guarantors named therein and The Bank of New York Trust Company, N.A., as trustee (including form of 9.25% Senior Note due 2014) (incorporated by reference to Exhibit 4.1 to WCA Waste Corporation’s current report on Form 8-K (File No. 0-50808) filed on July 5, 2006).

II-2

Exhibit
Number	Description
4.9	Certificate of Designation of Series A Convertible Pay-in-Kind Preferred Stock (incorporated by reference to Exhibit 4.7 to WCA Waste Corporation’s quarterly report on Form 10-Q (File No. 0-50808) filed on August 8, 2006).

4.10	Specimen of Series A Convertible Pay-in-Kind Preferred Stock Certificate (incorporated by reference to Exhibit 4.8 to WCA Waste Corporation’s quarterly report on Form 10-Q (File No. 0-50808) filed on August 8, 2006).

4.11	Preferred Stock Purchase Agreement dated as of June 12, 2006 by and between WCA Waste Corporation and Ares Corporate Opportunities Fund II, L.P. (incorporated by reference to Exhibit 10.1 to WCA Waste Corporation’s current report on Form 8-K (File No. 0-50808) filed on June 16, 2006).

4.12	Stockholder’s Agreement, dated July 27, 2006, by and between WCA Waste Corporation and Ares Corporate Opportunities Fund II, L.P. (incorporated by reference to Exhibit 10.5 to WCA Waste Corporation’s quarterly report on Form 10-Q (File No. 0-50808) filed on August 8, 2006).

4.13	Registration Rights Agreement, dated July 27, 2006, among WCA Waste Corporation and Ares Corporate Opportunities Fund II, L.P. (incorporated by reference to Exhibit 10.6 to WCA Waste Corporation’s quarterly report on Form 10-Q (File No. 0-50808) filed on August 8, 2006).

4.14	Management Rights Letter, dated July 27, 2006, between WCA Waste Corporation and Ares Corporate Opportunities Fund II, L.P. (incorporated by reference to Exhibit 10.7 to WCA Waste Corporation’s quarterly report on Form 10-Q (File No. 0-50808) filed on August 8, 2006).

4.15	Revolving Credit Agreement, dated as of July 5, 2006, by and among WCA Waste Corporation, Comerica Bank, as administrative agent, and the parties named therein as lenders (incorporated by reference to Exhibit 10.1 to WCA Waste Corporation’s current report on Form 8-K (File No. 0-50808) filed on July 5, 2006).

*5.1	Opinion of Andrews Kurth LLP with respect to legality of the securities.

*23.1	Consent of KPMG LLP — Independent Registered Public Accounting Firm.

*23.2	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

*24.1	Power of Attorney (set forth on the signature page of this registration statement).

*	Filed herewith.

II-3

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 4, 2007.

WCA WASTE CORPORATION
By:	/s/ Tom J. Fatjo, III
Tom J. Fatjo, III
Senior Vice President-Finance and Secretary

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of WCA Waste Corporation hereby constitutes and appoints Tom J. Fatjo, III, J. Edward Menger and Charles A. Casalinova, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* Tom J. Fatjo, Jr.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	January 4, 2007

* Jerome M. Kruszka	President and Chief Operating Officer and Director	January 4, 2007

* Charles A. Casalinova	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 4, 2007

* Kevin D. Mitchell	Vice President and Controller (Principal Accounting Officer)	January 4, 2007

* Richard E. Bean	Director	January 4, 2007

* Ballard O. Castleman	Director	January 4, 2007

/s/ Preston Moore, Jr. Preston Moore, Jr.	Director	January 4, 2007

* Roger A. Ramsey	Director	January 4, 2007

/s/ Antony P. Ressler Antony P. Ressler	Director	January 4, 2007

/s/ Jeffrey S. Serota Jeffrey S. Serota	Director	January 4, 2007

Signature	Title	Date
/s/ John V. Singleton John V. Singleton	Director	January 4, 2007

* By: /s/ Tom J. Fatjo, III
          Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of WCA Waste Corporation (incorporated by reference to Exhibit 3.1 to WCA Waste Corporation’s current report on Form 8-K (File No. 0-50808) filed on December 22, 2005).

4.2	Amended and Restated Bylaws of WCA Waste Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 6 to WCA Waste Corporation’s registration statement on Form S-1 (File No. 333-113416) filed on June 21, 2004).

4.3	Second Amended and Restated 2004 WCA Waste Corporation Incentive Plan (incorporated by reference to Exhibit 10.1 to WCA Waste Corporation’s current report on Form 8-K (File No. 0-50808) filed on September 15, 2006).

4.4	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to WCA Waste Corporation’s registration statement on Form S-1 (File No. 333-113416) filed on May 14, 2004).

4.5	Form of Stock Option Agreement under the Second Amended and Restated 2004 WCA Waste Corporation Incentive Plan (incorporated by reference to Exhibit 10.4 to WCA Waste Corporation’s Form 10-Q (File No. 0-50808) filed with the SEC on November 10, 2004).

4.6	Form of Executive Officer Restricted Stock Grant under the Second Amended and Restated 2004 WCA Waste Corporation Incentive Plan (incorporated by reference to Exhibit 10.15 to WCA Waste Corporation’s annual report on Form 10-K (File No. 0- 50808) filed on March 24, 2005).

4.7	Form of Non-Employee Director Restricted Stock Grant under the Second Amended and Restated 2004 WCA Waste Corporation Incentive Plan (incorporated by reference to Exhibit 10.21 to WCA Waste Corporation’s annual report on Form 10-K (File No. 0- 50808) filed on March 24, 2005).

4.8	Indenture, dated as of July 5, 2006, by and among WCA Waste Corporation, the guarantors named therein and The Bank of New York Trust Company, N.A., as trustee (including form of 9.25% Senior Note due 2014) (incorporated by reference to Exhibit 4.1 to WCA Waste Corporation’s current report on Form 8-K (File No. 0-50808) filed on July 5, 2006).

4.9	Certificate of Designation of Series A Convertible Pay-in-Kind Preferred Stock (incorporated by reference to Exhibit 4.7 to WCA Waste Corporation’s quarterly report on Form 10-Q (File No. 0-50808) filed on August 8, 2006).

4.10	Specimen of Series A Convertible Pay-in-Kind Preferred Stock Certificate (incorporated by reference to Exhibit 4.8 to WCA Waste Corporation’s quarterly report on Form 10-Q (File No. 0-50808) filed on August 8, 2006).

4.11	Preferred Stock Purchase Agreement dated as of June 12, 2006 by and between WCA Waste Corporation and Ares Corporate Opportunities Fund II, L.P. (incorporated by reference to Exhibit 10.1 to WCA Waste Corporation’s current report on Form 8-K (File No. 0-50808) filed on June 16, 2006).

4.12	Stockholder’s Agreement, dated July 27, 2006, by and between WCA Waste Corporation and Ares Corporate Opportunities Fund II, L.P. (incorporated by reference to Exhibit 10.5 to WCA Waste Corporation’s quarterly report on Form 10-Q (File No. 0-50808) filed on August 8, 2006).

Exhibit
Number	Description
4.13	Registration Rights Agreement, dated July 27, 2006, among WCA Waste Corporation and Ares Corporate Opportunities Fund II, L.P. (incorporated by reference to Exhibit 10.6 to WCA Waste Corporation’s quarterly report on Form 10-Q (File No. 0-50808) filed on August 8, 2006).

4.14	Management Rights Letter, dated July 27, 2006, between WCA Waste Corporation and Ares Corporate Opportunities Fund II, L.P. (incorporated by reference to Exhibit 10.7 to WCA Waste Corporation’s quarterly report on Form 10-Q (File No. 0-50808) filed on August 8, 2006).

4.15	Revolving Credit Agreement, dated as of July 5, 2006, by and among WCA Waste Corporation, Comerica Bank, as administrative agent, and the parties named therein as lenders (incorporated by reference to Exhibit 10.1 to WCA Waste Corporation’s current report on Form 8-K (File No. 0-50808) filed on July 5, 2006).

*5.1	Opinion of Andrews Kurth LLP with respect to legality of the securities.

*23.1	Consent of KPMG LLP — Independent Registered Public Accounting Firm.

*23.2	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

*24.1	Power of Attorney (set forth on the signature page of this registration statement).

*	Filed herewith.